                                                                   EXHIBIT 2.3

                     PACIFICORP AUSTRALIA HOLDINGS PTY LTD
                                ACN 068 231 005



                                      and



                          POWERCOR AUSTRALIA LIMITED
                                ACN 064 651 109












 ____________________________________________________________________________

                           Asset Purchase Agreement
 ____________________________________________________________________________


















                                 PHILLIPS FOX
                                  50th Floor
                              120 Collins Street
                            Melbourne   VIC   3000
                            Ref:  JAE:PACI9000-006

THIS ASSET PURCHASE AGREEMENT is made on 12 December 1995 between the following parties:

1. PACIFICORP AUSTRALIA HOLDINGS PTY LTD ACN 068 231 005 of 50th Floor, 120 Collins Street, Melbourne in the State of Victoria ("Seller"); and

2. POWERCOR AUSTRALIA LIMITED ACN 064 651 109 of Level 3, 77 Southbank Boulevard Southbank in the State of Victoria ("Asset Buyer")


RECITALS:

A.    The Seller is the owner of the Assets.

B. The Seller agrees to sell and the Asset Buyer agrees to buy the Assets on the terms and conditions set out in this agreement.


THE PARTIES AGREE as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

      In this agreement:

      "APPROVAL DATE" means the date on which the Asset Buyer is able to give the Financial Assistance, being:

      (a) (where no application is made under section 205(12) of the Corporations Law) the first Business Day after the 21 days notice period referred to in section 205(12) has expired; or

      (b) (where an application is or applications are made under section 205(12) of the Corporations Law) the first Business Day after:

            (1)   the application or each application has been withdrawn; or

            (2)   the Court has approved the giving of the Financial
                  Assistance,

            whichever applicable date first occurs.

      "ASSETS" means the Plant and Equipment and Intellectual Property.

      "AUTHORISATION" includes:

      (a) any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency; and

      (b) in relation to anything which may be proscribed or restricted in whole or in part by law or otherwise if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, registration or other notification of anything, the expiration of that period without the intervention or action by that Government Agency.

      "BUSINESS DAY" means a day on which banks are open for business in Melbourne, excluding a Saturday or a Sunday or a public holiday.

      "ASSET BUYER'S WARRANTIES" means the warranties and representations of the Asset Buyer set out in clause 4.1.

      "COMPLETION DATE" is the day on which Completion occurs under the Share Sale Agreement.

      "DOLLARS "A"" and "$"" means the lawful currency of the Commonwealth of Australia.

      "DUTY" means any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above, but excludes any Tax.

      "ELECTRICITY ACT" means the Electricity Industry Act 1993.

      "FINANCIAL ASSISTANCE" means the financial assistance which the Asset Buyer may give for the purpose of, or in connection with, the acquisition of shares by the Seller under the Share Sale Agreement.

      "GOVERNMENTAL AGENCY" means the government of any country or the government of any state, territory, municipality or other political subdivision of a country, and any minister, administrative or judicial body, department, commission, authority, instrumentality, tribunal, agency or entity of any such government.

      "INTELLECTUAL PROPERTY" means rights to all patents, copyrights and designs used in the business of the Seller, and includes:

      (a) rights under licence in respect of such patents, copyrights or designs; and

      (b) equitable rights in respect of such patents, copyrights or designs or such licences.

      "OFFICER" means a director or secretary of the relevant party or Seller (as the case may be).

      "PLANT AND EQUIPMENT" means all:

      (a)   plant, equipment and articles owned by the Seller; and

      (b) (in relation to all land which is not owned by the Company) structures permanently affixed to land and other improvements to land owned by the Seller (but not the land itself), including without limitation all electricity transmission and distribution lines, power poles, underground cables, stations, substations, switchyard equipment and all other plant and equipment used in the reticulation, transformation or metering of electrical power which, in its ordinary use, is located in a fixed position wherever located, but excludes motor vehicles and mobile plant owned or leased by the Seller and, for the avoidance of doubt, does not include capital works in progress.

      "POWER" means any right, power, authority, discretion or remedy conferred on the parties by this agreement or any applicable law.

      "PURCHASE PRICE" means A$1,650,000,000.00.

      "SECURITY INTEREST" means an interest or power:

      (a) reserved in or over an interest in any asset excluding any retention of title; or

      (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of security for the payment of a debt or any other monetary obligation for the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above.

      "SHARE SALE AGREEMENT" means the agreement dated 16 December 1995, between State Electricity Commission of Victoria, the State of Victoria, the Seller and PacifiCorp Holdings Inc. under which the Seller shall acquire, inter alia, all the issued ordinary shares in the capital of the Asset Buyer.

      "TAX" means any tax, levy, charge, impost, duty, fee, deduction or withholding which is assessed, levied, imposed or collected by any State Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above and any amount imposed under Section 88 of the State Owned Enterprises Act 1992 but excludes any Duty.

1.2   INTERPRETATION

      In this agreement, unless the context otherwise requires:

      (a) headings and underlinings are for convenience only and do not affect the interpretation of this agreement;

      (b)   words importing the singular include the plural and vice versa;

      (c)   words importing a gender include any gender;

      (d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

      (e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate or any Governmental Agency;

      (f) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any such annexure, exhibit and schedule;

      (g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

      (h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

      (i) a reference to a party to a document includes that party's successors and permitted assigns;

      (j) where the day on or by which anything is to be done is not a Business Day, that thing must be done or by the next Business Day;

      (k) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it;

      (l) a covenant or agreement on the part of two or more persons binds them jointly and severally;

      (m) a reference to an agreement other than this agreement includes an undertaking, agreement or legally enforceable arrangement or understanding whether or not in writing;

      (n) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

      (o) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

      (p) a reference to liquidation includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

      (q) terms defined in the Corporations Law at the date of this agreement have the meanings given to them in the Corporations Law at that date; and

      (r) terms defined in the Share Sale agreement shall have the meanings given to them in the Share Sale Agreement in this agreement unless the context otherwise requires.

2.    SALE OF PURCHASE

2.1   SALE OF ASSETS

      Subject to the terms of this agreement, the Seller must sell free of Security Interests and the Asset Buyer must buy the Assets for the Purchase Price on the Completion Date. The parties agree that the allocation of the Purchase Price between the Assets is as follows:

            Plant and Equipment           $1,610,000,000.00
            Intellectual Property            $40,000,000.00
                                          _________________

                              Total:      $1,650,000,000.00
                                          _________________

      The Purchase Price allocated to the above asset categories is then further allocated to each individual asset rateably on the basis of the current book value of the asset as a proportion of the total book value of that respective class.

2.2   DATE FOR SATISFACTION OF PURCHASE PRICE

      On and subject to the terms of this agreement the Asset Buyer must satisfy the Purchase Price on the Completion Date.


3.    COMPLETION

3.1   DATE AND TIME FOR COMPLETION

      Completion must take place on the Completion Date at the place nominated for completion under the Share Sale Agreement and shall occur immediately after completion under the Asset Sale Agreement.

3.2   PROPERTY AND RISK

      Property and risk in the Assets shall pass to the Asset Buyer on the Completion Date, subject to satisfaction of the Purchase Price.


4.    ASSET BUYER'S WARRANTIES

      The Asset Buyer represents and warrants to the Seller as at the date of this agreement and the Completion Date that:

      (a) it has the corporate power to enter into this agreement and has taken all necessary action (including all shareholder approvals and Authorisations) to authorise the execution, delivery and performance of this agreement;

      (b) this agreement constitutes a legally valid and binding obligation of the Asset Buyer enforceable in accordance with its terms; and

      (c) the execution, delivery and performance of this agreement will not violate any provision of:

            (1) any law, regulation, order, rule or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory or any recognised stock exchange on which its shares or the shares of any related body corporate are listed;

            (2) the memorandum or articles of association (or equivalent constituent documentation) of the Asset Buyer; and

            (3) any security agreement, deed, contract, undertaking or other instrument to which the Asset Buyer is a party or which is binding on it and does not and will not result in the creation or imposition of any security over any of its assets pursuant to the provision of any such security agreement, deed, contract, undertaking or other instrument.

5.    SELLER'S WARRANTIES

5.1 The Seller represents and warrants to the Asset Buyer as at the date of this agreement and the Completion Date that:

      (a) it has the corporate power to enter into this agreement and has taken all necessary action (including all shareholder approvals and Authorisations) to authorise the execution, delivery and performance of this agreement;

      (b) the agreement constitutes a legally valid and binding obligation of the Seller enforceable in accordance with its terms; and

      (c) the execution, delivery and performance of this agreement will not violate any provision of:

            (1) any law, regulation, order, rule or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory or any recognised stock exchange on which its shares or the shares of any related body corporate are listed;

            (2) the memorandum or articles of association (or equivalent constituent documentation) of the Seller; and

            (3) any security agreement, deed, contract, undertaking or other instrument to which the Seller is a party or which is binding on it and does not and will not result in the creation or imposition of any security over any of its assets pursuant to the provision of any such security agreement, deed, contract, undertaking or other instrument.

5.2 The sole remedy of the Asset Buyer for breach of any representation or warranty in relation to the Assets is to damages in accordance with this agreement and in no event is the Asset Buyer to be entitled to rescind this agreement.

6.    DUTIES, COSTS AND EXPENSES

6.1   PAYMENT OF DUTY

      The Asset Buyer must pay:

      (a) any Duty in respect of the execution, delivery and performance of this agreement and any document entered into or signed under the agreement; and

      (b) any fine, penalty or other cost in respect of a failure to pay any Duty.

6.2   INDEMNITY

      The Asset Buyer indemnifies the Seller against any amount payable under clause 6.1.

6.3   COSTS AND EXPENSES

      Subject to clause 6.1, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery, stamping and registration of this agreement or other document described in clause 6.1(a).

6.4   COSTS OF PERFORMANCE

      Any action to be taken by a party in performing its obligations under this Agreement must be taken at its own cost and expense unless otherwise provided in this agreement.


7.    NOTICES

7.1   GENERAL

      Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

      (a) must be in legible writing and in English addressed as shown below:

            (1)   if to the Seller:

                  Address:    50th Floor
                              120 Collins Street,
                              Melbourne  Vic  3000

                  Attention:  Mr Peter Vines/Ms J Earls

                  Facsimile:  (03) 9274 5111

            (2)   if to the Asset Buyer:

                  Address:    Level 3
                              77 Southbank Boulevard
                              Southbank  Vic  3006

                  Attention:  The Company Secretary

                  Facsimile:  9679 4566

            or as specified to the sender by any party by notice;

      (b) where the sender is a company, must be signed by an Officer or under the common seal of the sender;

      (c) is regarded as being given by the sender and received by the addressee:

            (1)   if by delivery in person, when delivered to the addressee;

            (2) if by post within Australia, 3 Business Days from and including the date of postage; or

            (3) if by facsimile transmission, when transmitted legibly to the addressee,

            but if the delivery or receipt is on a day which is not a Business Day is after 4.00pm (addressee's time) it is regarded as received at 9.00am on the following Business Day; and

      (d) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender;

7.2   LEGIBILITY OF FACSIMILE TRANSMISSION

      A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 7.1(c)(3) and informs the sender that it is not legible.


8.    GENERAL

8.1   GOVERNING LAW AND JURISDICTION

      (a) The agreement is governed by the laws of Victoria. Each party irrevocably submits to the exclusive jurisdiction of the courts of Victoria.

      (b) Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

8.2   WAIVERS

      (a) Waiver of any right arising from a breach of this agreement or of any Power arising upon default under this agreement must be in writing and executed by the partys granting the waiver.

      (b)   A failure or delay in the exercise, of:

            (1)   a right arising from a breach of this agreement; or

            (2) a Power created or arising upon default under this agreement,

            does not result in a waiver of that right or Power.

      (c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement as constituting a waiver of that right or Power.

      (d) A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

      (e) This clause 8.2 may not itself be waived except by writing executed by the party granting the waiver.

8.3   VARIATION

      A variation of any term of this agreement must be in writing and executed by the parties.

8.4   FURTHER ASSURANCES

      Each party must do all things, and execute all further documents, necessary to give full effect to this agreement.

8.5   THIRD PARTY RIGHTS

      No person other than a party to this agreement is intended to have any right, power or remedy or derives or is intended to derive any benefit under this agreement.

8.6   THIS AGREEMENT SUPERSEDES OTHERS

      This agreement embodies the entire agreement between the parties with respect to the subject matter of this agreement and supersedes any prior negotiation, arrangement, understanding or agreement with respect to the subject matter or any term of this agreement.

EXECUTED by the parties as an agreement.

THE COMMON SEAL of                  )
PACIFICORP AUSTRALIA                )
HOLDINGS PTY LTD ACN 068 231        )
005 was hereunto affixed in         )
accordance with its Articles of     )
Association in the presence of:     )


 ..................................
Director - Daniel L. Spalding


 ..................................
Director - Verl R Topham



THE COMMON SEAL of                  )
POWERCOR AUSTRALIA LIMITED          )
(ACN 064 651 109) was hereunto      )
affixed in accordance with its      )
Articles of Association in the      )
presence of:                        )


 ..................................
Director - Daniel L. Spalding


 ..................................
Director - Verl R Topham

                                   CONTENTS


1.    DEFINITIONS AND INTERPRETATION                                         1
      1.1   Definitions ................................................     1
      1.2   Interpretation .............................................     4

2.    SALE OF PURCHASE                                                       5
      2.1   Sale of Assets .............................................     5
      2.2   Date for Satisfaction of Purchase Price ....................     6

3.    COMPLETION                                                             6
      3.1   Date and Time for Completion ...............................     6
      3.2   Property and Risk ..........................................     6

4.    ASSET BUYER'S WARRANTIES                                               6

5.    SELLER'S WARRANTIES                                                    7

6.    DUTIES, COSTS AND EXPENSES                                             8
      6.1   Payment of Duty ............................................     8
      6.2   Indemnity ..................................................     8
      6.3   Costs and expenses .........................................     8
      6.4   Costs of performance .......................................     8

7.    NOTICES                                                                8
      7.1   General ....................................................     8
      7.2   Legibility of facsimile transmission .......................    10

8.    GENERAL                                                               10
      8.1   Governing law and jurisdiction .............................    10
      8.2   Waivers ....................................................    10
      8.3   Variation ..................................................    11
      8.4   Further assurances .........................................    11
      8.5   Third Party rights .........................................    11
      8.6   This agreement supersedes others ...........................    11